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                                                                      EXHIBIT 21

                  LANCASTER COLONY CORPORATION AND SUBSIDIARIES
                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT

                                                                                   STATE OF       PERCENT OF
                    NAME                                       SEGMENT           INCORPORATION     OWNERSHIP
                    ----                                       -------           -------------    ----------
Colony Printing & Labeling, Inc. ..................      Glassware & Candles        Indiana          100%
Dee Zee, Inc. .....................................          Automotive              Ohio            100%
E. O. Brody Company ...............................      Glassware & Candles         Ohio            100%
Fostoria Glass, LLC ...............................      Glassware & Candles         Ohio            100%
Indiana Glass Company .............................      Glassware & Candles        Indiana          100%
Jackson Plastics Operations, Inc. .................          Automotive              Ohio            100%
Koneta, Inc. ......................................          Automotive              Ohio            100%
LaGrange Molded Products, Inc. ....................          Automotive            Delaware          100%
Lancaster Colony Commercial Products, Inc. ........      Glassware & Candles         Ohio            100%
Lancaster Glass Corporation .......................      Glassware & Candles         Ohio            100%
New York Frozen Foods, Inc. .......................        Specialty Foods           Ohio            100%
Pretty Products, Inc. .............................          Automotive              Ohio            100%
Sister Schubert's Homemade Rolls, Inc. ............        Specialty Foods          Alabama          100%
T. Marzetti Company ...............................        Specialty Foods           Ohio            100%
The Quality Bakery Company, Inc. ..................        Specialty Foods           Ohio            100%
Reames Foods, Inc. ................................        Specialty Foods           Iowa            100%
Waycross Molded Products, Inc. ....................          Automotive              Ohio            100%

All subsidiaries conduct their business under the names shown.